INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer U.S. Government Trust:

We consent to the use of our reports dated July 22, 1996 and September 23, 1996 included herein and to the reference to our firm under the heading "Financial Highlights" in Part A of The Registration Statement.




/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP


Denver, Colorado
October 21, 1996